UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GLOBAL NET LEASE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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405 Park Avenue, 14th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 28, 2016

April 29, 2016

To the Stockholders of Global Net Lease, Inc.:

I am pleased to invite our stockholders to the 2016 Annual Meeting of Stockholders (“Annual Meeting”) of Global Net Lease, Inc., a Maryland corporation (the “Company”). The Annual Meeting will be held on June 28, 2016 at The Core Club, located at 66 E. 55th Street, New York, NY 10022, commencing at 9:00 a.m. (local time). At the Annual Meeting, you will be asked to consider and vote upon (i) the election of four members to the Board of Directors, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016, and (iii) such other matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Our Board of Directors has fixed the close of business on May 3, 2016 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. Record holders of shares of our common stock, par value $0.01 per share, at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

For further information regarding the matters to be acted upon at the Annual Meeting, I urge you to carefully read the accompanying proxy statement. We make proxy materials available to our stockholders on the Internet. You can access proxy materials at www.proxyvote.com/GNL. You also may authorize your proxy via the Internet or by telephone by following the instructions on that website. In order to authorize your proxy via the Internet or by telephone, you must have the stockholder identification number that appears on the materials sent to you. If you received a Notice of Internet Availability of Proxy Materials, you also may request a paper or an e-mail copy of our proxy materials and a paper proxy card by following the instructions included therein. If you attend the Annual Meeting, you may vote in person if you wish, even if you previously have submitted your proxy.

You are cordially invited to attend the Annual Meeting. Regardless of whether you own a few or many shares and whether you plan to attend the Annual Meeting in person or not, it is important that your shares be voted on matters that come before the Annual Meeting. Your vote is important.

By Order of the Board of Directors,

/s/ Timothy Salvemini

Timothy Salvemini
Chief Financial Officer, Treasurer and Secretary

GLOBAL NET LEASE, INC.

i

Global Net Lease, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022

PROXY STATEMENT

The proxy card, together with this proxy statement (this “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2015 (our “2015 10-K”), is solicited by and on behalf of the board of directors (the “Board of Directors” or the “Board”) of the Global Net Lease, Inc., a Maryland corporation (the “Company”), for use at the 2016 Annual Meeting of Stockholders (“Annual Meeting”) and at any postponement or adjournment thereof. References in this Proxy Statement to “we,” “us,” “our,” “our company” or like terms also refer to the Company, and references in this Proxy Statement to “you” refer to the stockholders of the Company. The mailing address of our principal executive offices is 405 Park Avenue, 14th Floor, New York, New York 10022. This Proxy Statement, the proxy card, Notice of Annual Meeting and our 2015 10-K have either been mailed to you or been made available to you on the Internet. Mailing to our stockholders is expected to commence on or about May 4, 2016.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting To Be Held on June 28, 2016

This Proxy Statement, the Notice of Annual Meeting and our 2015 10-K are available at:
www.proxyvote.com/GNL

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the Annual Meeting and where will it be held?

The Annual Meeting will be held on June 28, 2016, commencing at 9:00 a.m. (local time) at The Core Club, located at 66 E. 55th Street, New York, NY 10022.

What will I be voting on at the Annual Meeting?

At the Annual Meeting, you will be asked to:

1.	elect four directors for a term of one year, until our 2017 annual meeting of stockholders and until their successors are duly elected and qualify;
2.	ratify the appointment of PricewaterhouseCoopers LLP (“PWC”) as the Company’s independent registered public accounting firm for the year ending December 31, 2016; and
3.	consider and act on such matters as may properly come before the Annual Meeting and any postponement or adjournment thereof.

The Board of Directors does not know of any matters that may be considered at the Annual Meeting other than the matters set forth above.

Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

As permitted by rules adopted by the U.S. Securities and Exchange Commission (“SEC”), we are making this Proxy Statement and our 2015 10-K available to our stockholders electronically via the Internet. On or about May 4, 2016, we expect to begin mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (“Notice”) containing instructions on how to access this Proxy Statement and our 2015 10-K online, as well as instructions on how to vote. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. Instead, the Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and our 2015 10-K. The Notice also instructs you on how you may vote via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Who can vote at the Annual Meeting?

The record date for the determination of holders of shares of common stock, par value $0.01 per share (“Common Stock”), entitled to notice of and to vote at the Annual Meeting, or any postponement or adjournment of the Annual Meeting, is the close of business on May 3, 2016. As of April 29, 2016, 168,936,633 shares of our Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

How many votes do I have?

Each share of Common Stock entitles the holder to one vote on each matter considered at the Annual Meeting or any postponement or adjournment thereof. The proxy card shows the number of shares of Common Stock you are entitled to vote.

How may I vote?

You may vote in person at the Annual Meeting or by proxy. Stockholders may submit their votes by proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:

•	via the Internet at www.proxyvote.com/GNL at any time prior to 11:59 p.m. Eastern Time on June 27, 2016, and follow the instructions provided on the proxy card; or
•	by telephone, by calling (800) 690-6903 at any time prior to 11:59 p.m. Eastern Time on June 27, 2016, and follow the instructions provided on the proxy card.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by telephone prior to the Annual Meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the Annual Meeting. If you attend the Annual Meeting, you may vote in person, and any proxies that you authorized by mail or by Internet or telephone will be superseded by the vote that you cast at the Annual Meeting.

How will proxies be voted?

Shares represented by valid proxies will be voted at the Annual Meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “FOR”: (i) election of four director nominees named in this Proxy Statement for a term of one year, until our 2017 annual meeting of stockholders and until their successors are duly elected and qualify; and (ii) ratification of the appointment of PwC as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Board of Directors does not intend to present, and has no information indicating that others will present, any business at the Annual Meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the proxies held by them in their discretion.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by: (i) submitting a later-dated proxy either by telephone, via the Internet or in the mail to our proxy solicitor Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at the following address: Broadridge Investor Communication Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717; or (ii) by attending the Annual Meeting and voting in person. No written revocation of your proxy shall be effective, however, unless and until it is received at or prior to the Annual Meeting.

What if I return my proxy card but do not mark it to show how I am voting?

If your proxy card is signed and returned without specifying your choices, your shares will be voted as recommended by the Board of Directors.

What vote is required to approve each item?

There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the meeting. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. For purposes of the election of directors, abstentions and broker non-votes will count toward the presence of a quorum but will have the same effect as votes cast against each director. The proposal to ratify the appointment of PwC as the Company’s independent registered public accounting firm requires the affirmative vote of at least a majority of all the votes cast on the proposal. For purposes of ratification of the appointment of PwC as the Company’s independent registered public accounting firm, abstentions and broker non-votes will count toward the presence of a quorum but will have no effect on the proposal.

What is a “broker non-vote”?

A “broker non-vote” occurs when a broker who holds shares for the beneficial owner does not vote on a proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner of the shares.

Are stockholders entitled to appraisal rights in connection with any of the proposals?

None of the proposals, if approved, entitle stockholders to appraisal rights under Maryland law or the Charter.

What constitutes a “quorum”?

The presence at the Annual Meeting, in person or represented by proxy, of stockholders entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum.

Will you incur expenses in soliciting proxies?

We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We have retained Broadridge to aid in the solicitation of proxies. Broadridge will receive a fee of approximately $16,000 for proxy solicitation services provided for us, plus the reimbursement of certain costs and out-of-pocket expenses incurred in connection with their services, all of which will be paid by us. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to forward copies of this Proxy Statement to people on whose behalf they hold shares of Common Stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of shares of our Common Stock.

As the date of the Annual Meeting approaches, certain stockholders whose votes have not yet been received may receive a telephone call from a representative of Broadridge. Proxies that are obtained telephonically will be recorded in accordance with the procedures described below. The Board of Directors believes that these procedures are reasonably designed to ensure that both the identity of the stockholder casting the vote and the voting instructions of the stockholder are accurately determined.

In all cases where a telephonic proxy is solicited, the call is recorded and the Broadridge representative is required to confirm each stockholder’s full name and address and zip code, and to confirm that the stockholder has received the proxy materials. If the stockholder is a corporation or other entity, the Broadridge representative is required to confirm that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to Broadridge, then the Broadridge representative has the responsibility to explain the process, read the proposal listed on the proxy card and ask for the stockholder’s instructions on the proposal. Although the Broadridge representative is permitted to answer questions about the process, he or she is not permitted to recommend to the stockholder how to vote, other than to read any recommendation set forth in this Proxy Statement. Broadridge will record the stockholder’s instructions on the card. Within 72 hours, the stockholder will be sent a letter to confirm his or her vote and asking the stockholder to call Broadridge immediately if his or her instructions are not correctly reflected in the confirmation.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the Internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (866) 902-0063. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports. The rule allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our 2015 10-K or Proxy Statement as applicable, to a stockholder at a shared address to which a single copy was previously delivered.

If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies by calling our Investor Relations department at (866) 902-0063 or by mailing a request to Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Investor Relations. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact us.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, or our 2015 10-K or any documents relating to any of our future stockholder meetings, please contact:

Global Net Lease, Inc.
405 Park Avenue, 14th Floor
New York, New York 10022
Attention: Investor Relations
Telephone: (866) 902-0063
E-mail: investorrelations@ar-global.com
website: www.globalnetlease.com

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

In order for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting and included in the proxy material for next year’s annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on November 30, 2016 and ending at 5:00 p.m., Eastern Time, on December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Timothy Salvemini, Chief Financial Officer, Treasurer and Secretary. For additional information, see “Stockholder Proposals for the 2017 Annual Meeting.”

UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED “FOR”: (I) ELECTION OF THE FOUR NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS DIRECTORS OF THE COMPANY FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES; AND (II) RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED “FOR” OR “AGAINST” SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

PROPOSAL NO. 1 —
ELECTION OF DIRECTORS

The Board of Directors, including our independent directors, is responsible for monitoring and supervising the performance of our day-to-day operations, including supervising our advisor, Global Net Lease Advisors, LLC (the “Advisor”). Directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves for a term of one year, until the next annual meeting of stockholders or (if longer) until his or her successor is duly elected and qualifies. The charter of the Company (the “Charter”) and bylaws provide that the number of directors may be fixed by a resolution of the Board of Directors; provided, however, that from the commencement of the Company’s initial public offering (the “IPO”) the number of directors shall never be less than three nor greater than ten. The number of directors on our Board is currently fixed at four.

The Board of Directors has proposed the following nominees for election as directors, each to serve for a term of one year, until our 2017 annual meeting of stockholders and until his or her successor is duly elected and qualifies: P. Sue Perrotty, William M. Kahane, Abby M. Wenzel and Edward G. Rendell. Each nominee currently serves as a director of the Company.

The proxy holder named on the proxy card intends to vote “FOR” the election of each of the four nominees. If you do not wish your shares to be voted for any particular nominee, please identify the exception(s) in the designated space provided on the proxy card or, if you are authorizing a proxy to vote your shares by telephone or the Internet, follow the instructions provided when you authorize a proxy. Directors will be elected by the affirmative vote of the holders of a majority of all shares of Common Stock who are present in person or by proxy at the Annual Meeting, provided that a quorum is present.

We know of no reason why any nominee will be unable to serve if elected. If, at the time of the Annual Meeting, one or more of the nominees should become unable to serve, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Board of Directors. No proxy will be voted for a greater number of persons than the number of nominees described in this Proxy Statement.

Nominees

The table set forth below lists the names and ages of each of the nominees as of the date of this Proxy Statement and the position and office that each nominee currently holds with the Company:

Name	Age	Position
P. Sue Perrotty	62	Non-Executive Chair, Audit Committee Chair, Compensation Committee Chair, Nominating and Corporate Governance Committee Chair, Conflicts Committee Chair
William M. Kahane	68	Director
Abby M. Wenzel	56	Independent Director
Edward G. Rendell	72	Independent Director

Business Experience of Nominees

P. Sue Perrotty

P. Sue Perrotty has served as non-executive chair and independent director of our Company since March 2015. She was appointed as an independent director of American Realty Capital Healthcare Trust III, Inc. (“HT III”) in August 2014 and as Audit Committee Chair of HT III in December 2014. Ms. Perrotty has served as an independent director of New York REIT, Inc. (“NYRT”) since September 2014 and as chair of NYRT’s audit committee since December 2014. Ms. Perrotty has served as an independent director of AR Capital Acquisition Corp. since October 2014. Ms. Perrotty served as an independent director of American Realty Capital Healthcare Trust, Inc. (“HT”) from November 2013 until the close of HT’s merger with Ventas, Inc. in January 2015. Ms. Perrotty also served as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. (“DNAV”) from August 2013 until August 2014 and as an independent director of American Realty Capital Hospitality Trust, Inc. (“HOST”) from September 2013 until September 2014. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty held the position of executive vice president and head of Global Operations for First Union Corp. as a member of the Office of the Chairman from January 2001 to January 2002. Prior to that time, Ms. Perrotty was Banking Group head for the Pennsylvania and Delaware Banking Operations of First Union from November 1998 until January 2001. Ms. Perrotty joined First Union through the merger with Corestates Bank where she served as executive vice president and head of IT and Operations from April 1996 until November 1998. Ms. Perrotty also served as senior executive vice president and head of all Consumer Businesses including Retail Banking, Mortgage Banking, Product Development and Marketing as well as strategic customer information and delivery system development. Ms. Perrotty was a member of the chairman’s staff in each of the companies she served. Ms. Perrotty serves on several boards including the Board of Trustees of Albright College, where she is currently chair of the Finance Committee and member of the Investment and Property subcommittees. Ms. Perrotty also serves as vice chair of the Berks County Community Foundation and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty has received several awards for community leadership and professional accomplishments including the PA 50 Best Women in Business, the Franciscan Award from Alvernia University, the Albright College Distinguished Alumni Award, the Women of Distinction Award from the March of Dimes, Taking the Lead Award from the Girl Scouts of Eastern PA and the 2006 Champion of Youth Award from Olivet Boys & Girls Club. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010.

We believe that Ms. Perrotty’s experience as a director or executive officer of the companies described above, her prior business experience and her leadership qualities make her well-qualified to serve on our Board of Directors.

William M. Kahane

William M. Kahane has served as a director of the Company since February 2015, including as executive chairman from February 2015 until March 2015. He also previously served an executive officer of the Company, the Advisor and the Property Manager from October 2014 until February 2015. Mr. Kahane has served as a director of HOST since February 2014, including as executive chairman from December 2014. Mr. Kahane previously served as the chief executive officer and president of HOST, the HOST advisor and the HOST property manager from August 2013 until November 2014. Mr. Kahane has served as a director of New York REIT, Inc. (“NYRT”) since its formation in October 2009, including as executive chairman from December 2014 until June 2015. Mr. Kahane also previously served as an executive officer of NYRT, the NYRT advisor and the NYRT property manager from their respective formations in October 2009 until March 2012. Mr. Kahane has served as a director of Healthcare Trust, Inc. (“HTI”) since March 2013, including as executive chairman from December 2014 until February 2015. Mr. Kahane has served as chief executive officer and director of AR Capital Acquisition Corp. since August 2014.

Mr. Kahane previously served as a director of American Realty Capital — Retail Centers Of America, Inc. (“RCA”) from its formation in July 2010, including as chairman from November 2014, in each case until December 2015. Mr. Kahane also previously served as an executive officer of RCA and the RCA advisor from November 2014, including as chief executive officer from December 2014 until December 2015. Mr. Kahane also previously served as an executive officer of RCA and the RCA advisor from their respective formations in July 2010 and May 2010 until March 2012. Mr. Kahane served as the chief executive officer and president of DNAV, the DNAV advisor and the DNAV property manager and as chairman of the board of directors of DNAV from December 2014 until December 2015. Mr. Kahane also previously served as a director of DNAV from September 2010 until March 2012 and as an executive officer of DNAV, the DNAV advisor and the DNAV property manager from November 2014 until December 2014. Mr. Kahane served as a director of American Realty Capital New York City REIT, Inc. (“NYCR”) from its formation in December 2013, including as executive chairman from December 2014, until November 2015. Mr. Kahane served as an executive officer of American Finance Trust, Inc. (“AFIN”), the AFIN advisor and the AFIN property manager from November 2014, including as chief executive officer from December 2014, until May 2015. Mr. Kahane also previously served as executive chairman of the AFIN board of directors from February 2015 until November 2015. Mr. Kahane served as executive chairman of the board of directors of American Realty Capital Global Trust II, Inc. (“Global II”) from December 2014 until November 2015 and previously served as an executive officer of Global II, the Global II advisor and the Global II property manager from October 2014 until December 2014. Mr. Kahane previously served as a director of Realty Finance Trust, Inc. from November 2014, including as chairman from December 2014, until June 2015. Mr. Kahane served as executive chairman of the board of directors of HT III from December 2014 until November 2015. Mr. Kahane served as a director of Phillips Edison — ARC Grocery Center REIT II, Inc. (“PECO II”) from August 2013 until January 2015. Mr. Kahane served as a director of Business Development Corporation of America since its formation in May 2010 until December 2015 and as an executive officer of Business Development Corporation of America (“BDCA”) from May 2010 until March 2012. Mr. Kahane served as a director of American Realty Capital Healthcare Trust, Inc. (“HT”) from its formation in August 2010 until January 2015 when HT closed its merger with Ventas, Inc. Mr. Kahane previously served as an executive officer of HT, the HT advisor and the HT property manager from their respective formations in August 2010 until March 2012. He also served as a director and executive officer of VEREIT, Inc. (formerly American Realty Capital Properties, Inc., “VEREIT”) from December 2010 until March 2012. Additionally, Mr. Kahane served as an executive officer of VEREIT’s former manager from November 2010 until March 2012 and served as a director of VEREIT from February 2013 to June 2014. Mr. Kahane served as an executive officer of American Realty Capital Trust, Inc. (“ARCT”), the ARCT advisor and the ARCT property manager from their formation in August 2007 until the close of ARCT’s merger with Realty Income Corporation in January 2013. He also served as a director of ARCT from August 2007 until January 2013. Mr. Kahane served as an executive officer of American Realty Capital Trust III, Inc. (“ARCT III”), the ARCT III advisor, and the ARCT III property manager from their formation in October 2010 until April 2012. Mr. Kahane served as a director of RCS Capital Corporation (“RCAP”) from February 2013 until December 2014, and served as chief executive officer of RCAP from February 2013 until September 2014. RCAP filed for Chapter 11 bankruptcy in January 2016. Mr. Kahane served as a director of Cole Real Estate Income Strategy (Daily NAV), Inc. (“Cole DNAV”) from February 2014 until December 2014, and served as a director of Cole Credit Property Trust, Inc. (“CCPT”) from May 2014 until February 2014. Mr. Kahane has served as an executive officer of the United Development Funding Income Fund V (“UDF V”) advisor from April 2015 until April 2016, and previously served as a member of the board of trustees of UDF V from October 2014 until November 2015. Mr. Kahane has served as a member of the investment committee of Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds focusing on assets primarily in Japan and China, since 2008. Mr. Kahane began his career as a real estate lawyer practicing in the public and private sectors from 1974 to 1979 where he worked on the development of hotel properties in Hawaii and California. From 1981 to 1992, Mr. Kahane worked at Morgan Stanley & Co., or Morgan Stanley, specializing in real estate, including the lodging sector becoming a managing director in 1989. In 1992, Mr. Kahane left Morgan Stanley to establish a real estate advisory and asset sales business known as Milestone Partners which continues to operate and of which Mr. Kahane is currently the chairman. Mr. Kahane was a trustee at American Financial Realty Trust (“AFRT”) from April 2003 to August 2006, during which time Mr. Kahane served as chairman of the finance committee of AFRT’s board of trustees. Mr. Kahane served as a managing director of GF Capital Management & Advisors LLC (“GF Capital”), a New York-based merchant banking firm, where he directed the firm’s real estate investments, from 2001 to 2003. GF Capital offers comprehensive wealth management services through its subsidiary TAG Associates LLC, a leading multi-client family office and portfolio management services company with approximately $5 billion of assets under management. Mr. Kahane also was on the board of directors of Catellus Development Corp., a NYSE growth-oriented real estate development company from 1997 to 2005, where he served as non-executive chairman from 1999 to 2001. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California, Los Angeles Law School and an MBA from Stanford University’s Graduate School of Business.

We believe that Mr. Kahane’s experience as a director or executive officer of the companies described above and his significant investment banking experience in real estate make him well qualified to serve as a member of our Board of Directors.

Abby M. Wenzel

Abby M. Wenzel has served as an independent director of the Company since March 2012. Ms. Wenzel has served as an independent director of NYCR in March 2014 and as an independent director of HOST since

September 2013. Ms. Wenzel previously served as independent director of American Realty Capital Trust IV, Inc. (“ARCT IV”) from May 2012 until the close of ARCT IV’s merger with VEREIT in January 2014, after which point Ms. Wenzel was no longer associated with ARCT IV as an independent director nor affiliated with ARCT IV in any manner. Ms. Wenzel has been a member of the law firm of Cozen O’Connor, resident in the New York office, since April 2009, as the managing partner of its midtown New York office and a member in the Business Law Department. Since January 2014, Ms. Wenzel has served as co-chair of the Real Estate Group. Ms. Wenzel has extensive experience representing developers, funds and investors in connection with their acquisition, disposition, ownership, use, and financing of real estate. Ms. Wenzel also practices in the capital markets practice area, focusing on capital markets, finance and sale-leaseback transactions. She has represented commercial banks, investment banks, insurance companies, and other financial institutions, as well as the owners, in connection with permanent, bridge, and construction loans, as well as senior preferred equity investments, interim financings and mezzanine financings. She has also represented lenders in connection with complex multiproperty/multistate corporate sales. Prior to joining Cozen O’Connor, Ms. Wenzel was a partner with Wolf Block LLP, managing partner of its New York office and chair of its structured finance practice from October 1999 until April 2009. Ms. Wenzel currently serves as a trustee on the board of Community Service Society, a 160-year-old institution with a primary focus on identifying and supporting public policy innovations to support the working poor in New York City to realize social, economic, and political opportunities. Ms. Wenzel chairs the audit committee for Community Service Society. Ms. Wenzel also serves as a trustee on the board of The Citizen’s Budget Commission, a nonpartisan, nonprofit civic organization, founded in 1932, whose mission is to achieve constructive change in the finances and services of the New York City and New York State government. Ms. Wenzel received her law degree from New York University School of Law and her undergraduate degree from Emory University.

We believe that Ms. Wenzel’s experience as a director of the companies described above, her experience representing clients in connection with their acquisition, disposition, ownership, use, and financing of real estate, as well as her position as co-chair of the Real Estate Group at Cozen O’Connor make her well qualified to serve on our board of directors.

Edward G. Rendell

Governor Edward G. Rendell has served as an independent director of our Company since March 2012. Gov. Rendell has served as an independent director of RCA since October 2012 and also previously served as an independent director of RCA from February 2011 until March 2012. Gov. Rendell has also served as an independent director of HTI since November 2015, as an independent director of BDCA since January 2011 and of Business Development Corporation II since August 2014. Governor Rendell served as an independent director of ARCT III from March 2012 until the close of ARCT III’s merger with VEREIT, Inc., formerly known as American Realty Capital Properties, Inc. (“VEREIT”) in February 2013. Gov. Rendell served as an independent director of VEREIT from February 2013 until April 2015. Governor Rendell served as the 45th Governor of the Commonwealth of Pennsylvania from January 2003 through January 2011. As the Governor of the Commonwealth of Pennsylvania, Gov. Rendell served as the chief executive of the nation’s 6th most populous state and oversaw a budget of $28.3 billion. Gov. Rendell also served as the Mayor of Philadelphia from January 1992 through January 2000. As the Mayor of Philadelphia, Gov. Rendell eliminated a $250 million deficit, balanced the city’s budget and generated five consecutive budget surpluses. Gov. Rendell was also the General Chairperson of the National Democratic Committee from November 1999 through February 2001. Gov. Rendell served as the District Attorney of Philadelphia from January 1978 through January 1986. In 1986, Gov. Rendell was a candidate for governor of the Commonwealth of Pennsylvania. In 1987, Gov. Rendell was a candidate for the mayor of Philadelphia. From 1988 through 1991, Gov. Rendell was an attorney at the law firm of Mesirov, Gelman and Jaffe. From 2000 through 2002, Gov. Rendell was an attorney at the law firm of Ballard Sphar. Gov. Rendell worked on several real estate transactions as an attorney in private practice. An Army veteran, Governor Rendell holds a B.A. from the University of Pennsylvania and a J.D. from Villanova Law School.

We believe that Governor Rendell’s experience as a director or executive officer of the companies described above and his over thirty years of legal, political and management experience gained from serving in his capacities as the Governor of Pennsylvania and as the Mayor and District Attorney of Philadelphia,

including his experience in overseeing the acquisition and management of Pennsylvania’s real estate development transactions, including various state hospitals, make him well qualified to serve as a member of our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF P. SUE PERROTTY, WILLIAM M. KAHANE, ABBY M. WENZEL AND EDWARD G. RENDELL AS MEMBERS OF THE BOARD OF DIRECTORS, EACH TO SERVE FOR A TERM OF ONE YEAR, UNTIL THE COMPANY’S 2017 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL HIS OR HER SUCCESSOR IS DULY ELECTED AND QUALIFIES.

Information About the Board of Directors and its Committees

The Board of Directors ultimately is responsible for the management and control of our business and operations. Our current executive officers are employees of affiliates of the Advisor. We have no employees and have retained the Advisor to manage our day-to-day operations. The Advisor is controlled by AR Capital Global Holdings, LLC (the “Sponsor”), which is wholly owned by AR Global Investments, LLC (the successor business to AR Capital, LLC, “AR Global”). Mr. Nicholas S. Schorsch, our former chief executive officer and chairman of the Board, and William M. Kahane, our former executive chairman of the Board, chief operating officer, treasurer and secretary, have shared control of AR Global.

The Board of Directors held a total of 35 meetings, including actions taken by written consent, during the year ended December 31, 2015. All directors and nominees attended 96% of the total number of meetings while they were a member of the Board of Directors. All of our directors attended the 2015 annual meeting. We anticipate that all directors and nominees will attend the Annual Meeting. We encourage all directors and director nominees to attend our annual meetings of stockholders.

The Board of Directors has approved and organized an audit committee, a conflicts committee, a compensation committee and a nominating and corporate governance committee.

Leadership Structure of the Board of Directors

P. Sue Perrotty serves as our non-executive chair of the Board and Scott J. Bowman serves as our chief executive officer and president. As chief executive officer and president, Mr. Bowman is responsible for the daily operations of the Company and implementing the Company’s business strategy. The Board believes that its leadership structure, which separates the non-executive chair and chief executive officer roles, is appropriate at this time in light of the Company’s business and operating environment. This division of authority and responsibilities also allows our chief executive officer to focus his time on running our daily operations. The Board of Directors may modify this structure to best address the Company’s circumstances for the benefit of its stockholders when appropriate.

The Company’s management believes that having a majority of independent, experienced directors, including having an independent director serve as our non-executive chair, provides the right leadership structure and corporate governance structure and is best for the Company and its stockholders at this time.

Oversight of Risk Management

The Board of Directors has an active role in overseeing the management of risks applicable to the Company. The entire Board is actively involved in overseeing risk management for the Company through its approval of all property acquisitions, incurrence and assumptions of debt, its oversight of the Company’s executive officers and the Advisor and managing risks associated with the independence of the members of the Board. The conflicts committee reviews and approves all transactions with parties affiliated with our Advisor or Sponsor and resolves other conflicts of interest between the Company and its subsidiaries, on the one hand, and the Sponsor, any director, the Advisor or their respective affiliates, on the other hand. The audit committee oversees management of accounting, financial, legal and regulatory risks.

Audit Committee

The Board of Directors established an audit committee in August 2014. Our audit committee held 9 meetings, including action by written consent, during the year ended December 31, 2015. Our directors and nominees who are members of the audit committee attended 96% of the total number of meetings of the audit committee while they were members of the audit committee. The charter of the audit committee is available to any stockholder who requests it c/o Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The audit committee charter is available on the Company’s website, www.globalnetlease.com. Our audit committee consists of Ms. Perrotty, Ms. Wenzel and Gov. Rendell, each of whom is “independent” within the meaning of the applicable (i) provisions set forth in the Charter and (ii) requirements set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable SEC rules. Ms. Perrotty is the chair of our audit committee. The Board has determined that Ms. Perrotty is qualified as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and the rules and regulations of the SEC.

The audit committee, in performing its duties, monitors:

•	our financial reporting process;
•	the integrity of our financial statements;
•	compliance with legal and regulatory requirements;
•	the independence and qualifications of our independent registered public accounting firm and internal auditors, as applicable; and
•	the performance of our independent registered public accounting firm and internal auditors, as applicable.

The audit committee’s report on our financial statements for the year ended December 31, 2015 is discussed below under the heading “Audit Committee Report.”

Compensation Committee

The Board of Directors established a compensation committee in June 2015. Our compensation committee did not hold any meetings during the year ended December 31, 2015. The compensation committee is comprised of Ms. Perrotty, Ms. Wenzel and Mr. Rendell, each of whom is an independent director. Ms. Perrotty is the chair of our compensation committee. Our compensation committee did not hold any meetings or take action by written consent during the year ended December 31, 2015. The charter of the compensation committee is available to any stockholder who sends a request to Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The compensation committee charter is also available on the Company’s website at www.globalnetlease.com by clicking on “Compensation Committee Charter.” In addition, all of the members of our compensation committee are “non-employee directors” within the meaning of the rules of Section 16 of the Exchange Act and “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The principal functions of the compensation committee are to:

•	approve and evaluate all compensation plans, policies and programs, if any, as they affect the Company’s executive officers;
•	review and oversee management’s annual process, if any, for evaluating the performance of our senior officers and review and approve on an annual basis the remuneration for our senior officers;
•	oversee our equity incentive plans, including, without limitation, the issuance of stock options, restricted shares of Common Stock, restricted stock units, dividend equivalent shares and other equity-based awards;
•	assist the Board of Directors and the chairman in overseeing the development of executive succession plans; and
•	determine from time to time the remuneration for our non-executive directors.

The Board administers our employee and director incentive restricted share plan. See “Compensation and Other Information Concerning Officers, Directors and Certain Stockholders — Share-Based Compensation —  Restricted Share Plan.”

In carrying out its responsibilities, our compensation committee may delegate any or all of its responsibilities to a subcommittee to the extent consistent with our charter, by-laws, corporate governance guidelines and any other applicable laws, rules and regulations.

Our executive officers provide input and recommendations to the Board for the compensation paid to each of the Company’s directors. Our Board considers these recommendations when determining compensation for our directors.

Oversight of Nominations and Corporate Governance

The Company has a standing nominating and corporate governance committee currently composed of Ms. Perrotty, Ms. Wenzel and Mr. Rendell, each of whom is an independent director. Ms. Perrotty is the chair of our nominating and corporate governance committee. Our nominating and corporate governance committee did not hold any meetings during the year ended December 31, 2015. The nominating and corporate governance committee was formed in 2015. The Board adopted a Charter for the Nominating and Corporate Governance Committee on June 2, 2015. The nominating and corporate governance committee charter is available on the Company website at www.globalnetlease.com by clicking on “Investor Relations — Corporate Information — Governance Documents — Nominating and Corporate Governance Committee Charter.” We have not adopted a specific policy regarding the consideration of director nominees recommended to our nominating and corporate governance committee by stockholders. The nominating and corporate governance committee is responsible for the following:

•	providing counsel to the Board of Directors with respect to the organization, function and composition of the Board of Directors and its committees;
•	overseeing the self-evaluation of the Board of Directors and the Board of Director’s evaluation of management;
•	periodically reviewing and, if appropriate, recommending to the Board of Directors changes to our corporate governance policies and procedures; and
•	and identifying and recommending to the Board of Directors potential director candidates for nomination.

In evaluating directors to serve as members of each committee of the Board, the nominating and governance committee takes into account the applicable requirements for members of committees of boards of directors under the Exchange Act and New York Stock Exchange (the “NYSE”) Rules, the Company’s Corporate Governance Guidelines and the charter of each such committee and may take into account such other factors or criteria as the nominating and governance committee deems appropriate, including directors’ personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company, and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company; experience in the Company’s industry with relevant social policy concerns; practical and mature business judgment, including ability to make independent analytical inquiries; the nature of and time involved in a director’s service on other boards or committees; and with respect to any person already serving as a director, the director’s past attendance at meetings and participation in and contribution to the activities of the Board.

Stockholders who would like to propose an independent director candidate for the consideration of the Board of Directors may do so by following the procedures under the section entitled “Stockholder Proposals for the 2016 Annual Meeting — Stockholder Proposals and Nominations for Directors to Be Presented at Meetings.”

Oversight of Conflicts of Interest

The Board of Directors established a conflicts committee in August 2015. Our conflicts committee held one meeting, including action by written consent, during the year ended December 31, 2015. Our directors and nominees who are members of the conflicts committee attended all meetings of the conflicts committee while they were members of the conflicts committee. The members of the conflicts committee are Ms. Perrotty, Ms. Wenzel and Gov. Rendell, each of whom is independent for purposes of the rules and regulations of the SEC and under the Charter. Ms. Perrotty currently serves as chair of the conflicts committee. The charter of the conflicts committee is available to any stockholder who sends a request to Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022. The conflicts committee charter is also available on the company’s website, www.globalnetlease.com.

Pursuant to the conflicts committee charter, the conflicts committee has the authority to: (a) review and evaluate the terms and conditions, and to determine the advisability of any transactions (“Related Party Transactions”) and conflict of interest (“Conflict”) situations between us, on the one hand, and any of the Sponsor, the Advisor, a director, an officer or any affiliate thereof, on the other hand; (b) to negotiate the terms and conditions of any Related Party Transaction, and, if the conflicts committee deems appropriate, but subject to the limitations of applicable law, to approve the execution and delivery of documents in connection with any Related Party Transaction on our behalf; (c) to determine whether the relevant Related Party Transaction is fair to, and in our best interest and the best interest of our stockholders, and (d) to recommend to the Board of Directors what action, if any should be taken by the Board of Directors with respect to any Related Party Transaction pursuant to the Charter.

Prior to establishing the conflicts committee, the independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand. Either the independent directors or the conflicts committee has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2015 were fair and were approved in accordance with the applicable Company policies. Read “Certain Relationships and Related Transactions.”

In order to reduce or eliminate certain potential conflicts of interest, the Charter contains a number of restrictions related to transactions with our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders. See “Certain Relationships and Related Transactions.”

Director Independence

Our Bylaws provide that the number of directors may not be less than the minimum required by the MGCL nor more than fifteen; provided, however, that the number of directors may be changed from time to time by resolution adopted by the affirmative vote of a majority of the Board. The Board of Directors has currently set the number of directors at four. A majority of these directors must be “independent” except for a period of up to 60 days after the death, resignation or removal of an independent director. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law, is or has been associated with our Sponsor, Advisor, any of their affiliates or us.

The Board of Directors has considered the independence of each director and nominee for election as a director in accordance with the elements of independence set forth in the listing standards of the NYSE. Based upon information solicited from each nominee, the Board of Directors has affirmatively determined that Ms. Perrotty, Ms. Wenzel and Gov. Rendell have no material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company) other than as a director of the Company and are “independent” within the meaning of the NYSE’s director independence standards and audit committee independence standards, as currently in effect. Our Board of Directors has determined that each of the three independent directors satisfy the elements of independence set forth in listing standards of the NYSE and under our Charter. There are no familial relationships between any of our directors and executive officers.

Communications with the Board of Directors

Interested parties may communicate with the Board of Directors by sending written communications addressed to such person or persons in care of Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Timothy Salvemini, Chief Financial Officer, Treasurer and Secretary. Mr. Salvemini will deliver all appropriate communications to the Board of Directors no later than the next regularly scheduled meeting of the Board of Directors. If the Board of Directors modifies this process, the revised process will be posted on the Company’s website.

COMPENSATION AND OTHER INFORMATION CONCERNING OFFICERS,
DIRECTORS AND CERTAIN STOCKHOLDERS

Compensation of Executive Officers

We currently have no employees. Our Advisor performs our day-to-day management functions and has contracted with Moor Park Capital Partners LLP (the “Service Provider”) to have the Service Provider perform certain advisory and property management functions solely with respect to the European properties which we have acquired or intend to acquire. Our current executive officers, Scott J. Bowman and Timothy Salvemini, are employees of affiliates of the Advisor and do not receive any compensation directly from the Company for the performance of their duties as executive officers of the Company. We neither compensate our executive officers, nor do we reimburse either our Advisor or Global Net Lease Properties, LLC (the “Property Manager”) or our Service Provider for any compensation paid to individuals who also serve as our executive officers, or the executive officers of our Advisor, our Property Manager, our Service Provider or any of their respective affiliates. As a result, we do not have, and our Board has not considered, a compensation policy or program for our executive officers and has not included in this Proxy Statement a “Compensation Discussion and Analysis,” a report with respect to executive compensation, a non-binding stockholder advisory vote on compensation of executives or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation. See “Certain Relationships and Related Transactions” below for a discussion of fees and expense reimbursements payable to the Advisor and its affiliates and the Property Manager.

Directors and Executive Officers

The following table presents certain information as of the date of this Proxy Statement concerning each of our directors and executive officers serving in such capacity:

Name	Age	Position(s)
P. Sue Perrotty	62	Non-Executive Chair, Audit Committee Chair, Compensation Committee Chair, Nominating and Corporate Governance Committee Chair, Conflicts Committee Chair
Scott J. Bowman	59	Chief Executive Officer and President
Timothy Salvemini	44	Chief Financial Officer, Treasurer and Secretary
William M. Kahane	68	Director
Abby M. Wenzel	56	Independent Director
Edward G. Rendell	72	Independent Director

Scott J. Bowman

Mr. Bowman has served as chief executive officer of the Company, the Advisor and the Property Manager since October 2014, and as president of the Company, the Advisor and the Property Manager since December 2015, and had previously served as an independent director of the Company and chair of the audit committee from May 2012 until September 2014. Mr. Bowman has served as chief executive officer of Global II, the Global II advisor and the Global II property manager since October 2014. Mr. Bowman has over 30 years of experience in global brand and retail management. Most recently, Mr. Bowman served as the Group President of The Jones Group, a leading global fashion brand management company. In this role, Mr. Bowman was responsible for global retail and international business. Prior to this, Mr. Bowman founded Scott Bowman Associates in May 2009, a company providing global management, business development, retail market and network strategies, licensing, strategic planning and international strategy and operations support to leading retailers and consumer brands. He has served as its chief executive officer since its incorporation. Prior to founding Scott Bowman Associates, Mr. Bowman served as president of Polo Ralph Lauren International Business Development from May 2005 until September 2008 where he was also a member of the executive committee and capital committee. He also served as chairman of Polo Ralph Lauren Japan from June 2007 until September 2008, and led the transformation of Polo Ralph Lauren’s business in Asia from a licensed structure to a direct, integrated subsidiary of Polo Ralph Lauren. Before this, from May 1998 until February 2003 Mr. Bowman served as an executive officer of two subsidiaries of LVMH Moet Hennessy Louis Vuitton, as the chief executive officer of Marc Jacobs International, and region president of

Duty Free Shoppers. Mr. Bowman served as a director of American Realty Capital Properties, Inc. from February 2013 until September 2014, as an independent director of the Company from May 2012 until September 2014, as an independent director of New York REIT, Inc. from August 2011 until September 2014 and as an independent director of American Realty Capital Trust III, Inc. from February 2012 to February 2013. Previously, Mr. Bowman served on the board of Colin Cowie Enterprises, Stuart Weitzman and The Healthy Back. Mr. Bowman received his B.A. from the State University of New York at Albany.

Timothy Salvemini

Mr. Salvemini has served as chief financial officer, treasurer and secretary of the Company, the Advisor and the Property Manager since December 2015. Mr. Salvemini has also served as chief financial officer, treasurer and secretary of Global II, the Global II advisor and the Global II property manager since December 2015. Previously, Mr. Salvemini served as chief administrative officer of Rouse Properties, Inc. (“Rouse Properties”), a publicly-traded real estate investment trust, from 2014 to 2015 and chief accounting officer of Rouse Properties from 2012 to 2014. From 2010 to 2012, Mr. Salvemini served as Vice President — Finance and Accounting of Brookfield Asset Management, Inc., an asset manager with over $175 billion in assets under management. From 2006 to 2010, Mr. Salvemini served in various roles at Crystal River Capital Inc., a publicly-traded mortgage REIT managed by Brookfield Asset Management.

P. Sue Perrotty

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Ms. Perrotty.

William M. Kahane

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Mr. Kahane.

Abby M. Wenzel

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Ms. Wenzel.

Edward G. Rendell

Please see “Proposal No. 1 — Election of Directors — Business Experience of Nominees” for biographical information about Gov. Rendell.

Compensation of Directors

We pay to each of our independent directors the fees described in the table below. All directors also receive reimbursement of reasonable out of pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

If a director also is our employee or an employee of our Advisor or any of their affiliates or is otherwise not independent, we do not pay compensation for services rendered as a director.

Name	Fees Earned or Paid in Cash ($)	Restricted Share Plan
Independent Directors	A yearly retainer of $100,000 ($30,000 prior to the listing of our shares on the New York Stock Exchange on June 2, 2015 (the “Listing”)) for each independent director and an additional yearly retainer of $105,000 ($55,000 prior to Listing) for the Non-Executive Chair, in each case payable 50% in cash and 50% in Common Stock; $2,000 for each meeting of the Board or any committee personally attended by the directors ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended via telephone; $750 per transaction reviewed and voted upon electronically up to a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic vote. If there is a Board meeting and one or more committee meetings in one day, the director’s fees may not exceed $2,500 ($3,000 for the chairperson of the audit committee if there is a meeting of such committee).

We also pay a fee to each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the Company, in the following amounts:

$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or

$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.	In connection with the Listing, each independent director was awarded a one-time grant of 40,000 restricted stock units which vest over a five-year period following the grant date in increments of 20% per annum.

Shares of Common Stock and restricted stock units issued in respect of the portion of the annual retainer payable in restricted stock units vest over a period of three years.

Name	Fees Earned or Paid in Cash ($)	Restricted Share Plan
In either of the above cases, we will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.
Committee Members	An additional yearly retainer of $30,000 for each member of the audit committee, the compensation committee and the nominating and corporate governance committee, in each case payable 50% in cash and 50% in Common Stock.
One-Time Retention Award of restricted shares of common stock

The following table sets forth information regarding compensation of our directors paid during the year ended December 31, 2015:

Name	Fees Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Changes in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total Compensation ($)
William M. Kahane	—	$340,800	(3)	—	—	—	—	$340,800
P. Sue Perrotty	$239,875	$485,300	(4)	—	—	—	$10,979	$736,154
Abby M. Wenzel	$200,750	$405,800	(5)	—	—	—	$13,039	$619,589
Edward G. Rendell	$197,750	$405,800	(6)	—	—	—	$13,039	$616,589

(1)	Value of restricted shares granted prior to Listing calculated based on $9.00 per share which was equal to the proceeds, net of selling commissions and dealer manager fees and before expenses, to us of a share of Common Stock sold in the IPO. Awards vest over a period of five years, in the case of the one-time restricted stock units (“RSU”) grant in connection with the Listing, or three years, for all other grants.
(2)	The amount reported as “All Other Compensation” represents the value of distributions received on restricted shares granted during the year ended December 31, 2015.
(3)	Represents 40,000 restricted shares granted on July 13, 2015. Mr. Kahane is a director of the Company and therefore receives no additional compensation. As of December 31, 2015, Mr. Kahane held all of his unvested restricted shares.
(4)	Represents 53,234 restricted shares granted on July 13, 2015 and 3,000 restricted shares granted on March 15, 2015 which vested prior to the Listing. Ms. Perrotty was appointed to the Board on March 5, 2015. As of December 31, 2015, Ms. Perrotty held all of her unvested restricted shares.
(5)	Represents 47,352 restricted shares granted on July 13, 2015 and 7,200 restricted shares which vested prior to the Listing. As of December 31, 2015, Ms. Wenzel held all of her unvested restricted shares.

(6)	Represents 47,352 restricted shares granted on July 13, 2015 and 7,200 restricted shares which vested prior to the Listing. As of December 31, 2015, Mr. Rendell held all of his unvested restricted shares.

Share-Based Compensation

Restricted Share Plan

We have an employee and director incentive restricted share plan (the “RSP”). Prior to the Listing, the RSP provided for the automatic grant of 3,000 restricted shares of Common Stock to each of the independent directors, without any further action by our board of directors or the stockholders, on the date of initial election to the Board of Directors and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors vested over a five-year period following the first anniversary of the date of grant in increments of 20% per annum. In April 2015, we amended the RSP (the “Amended RSP”) to, among other things, remove the fixed amount of shares that are automatically granted to the independent directors and remove the fixed vesting period of five years. Under the Amended RSP, the annual amount granted to the independent directors is determined by the Board of Directors. Generally, such awards provide for accelerated vesting of (i) all unvested shares upon a “change in control” or a “termination without cause” (as defined in the Amended RSP) and (ii) the portion of the unvested shares scheduled to vest in the year of termination upon a voluntary termination or failure to be re-elected to the Board. The RSP provides us with the ability to grant awards of restricted shares to our directors, officers and employees (if we ever have employees), employees of the Advisor and its affiliates, employees of entities that provide services to us, directors of the Advisor or of entities that provide services to us, certain consultants to us and the Advisor and its affiliates or to entities that provide services to us.

Effective upon the Listing, our Board of Directors approved the following changes to independent director compensation: (i) increasing in the annual retainer payable to all independent directors to $100,000 per year, (ii) increase in the annual retainer for the non-executive chair to $105,000, (iii) increase in the annual retainer for independent directors serving on the audit committee, compensation committee or nominating and corporate governance committee to $30,000. All annual retainers are payable 50% in the form of cash and 50% in the form of RSU which vest over a three-year period. In addition, the directors have the option to elect to receive the cash component in the form of RSUs which would vest over a three-year period. Under the Amended RSP, restricted share awards entitle the recipient to receive shares of Common Stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with the Company. In connection with the Listing, our Board of Directors also approved a one-time retention grant of 40,000 RSUs to each of the directors valued at $8.52 per unit, which vest over a five-year period. In July 2015, we granted an annual retainer to each of its independent directors comprising of 50% (or $0.1 million) in cash and 50% (or 7,352) in RSUs which vest over a three-year period with the vesting period beginning in June 2015. In addition, we granted $0.1 million in non-executive chair compensation in cash and 50% (or 5,882) in RSUs which vest over a three-year period with the vesting period beginning in June 2015.

In April 2015, we amended the RSP to increase the number of shares of Common Stock available for awards thereunder from 5% of our outstanding common shares (subject to an overall limit of 7.5 million shares) to 10% of our outstanding shares of Common Stock.

Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash dividends prior to the time that the restrictions on the restricted shares have lapsed. Any dividends payable in common shares shall be subject to the same restrictions as the underlying restricted shares. As of December 31, 2015, there were 187,938 unvested restricted shares issued pursuant to the RSP.

STOCK OWNERSHIP BY DIRECTORS, OFFICERS AND CERTAIN STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock as of April 29, 2016, in each case including shares of Common Stock which may be acquired by such persons within 60 days, by:

•	each person known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock based solely upon the amounts and percentages contained in the public filings of such persons;
•	Nicholas S. Schorsch, our former chief executive officer and executive chairman of the Company, and Patrick J. Goulding, a former chief financial officer, treasurer and secretary of the Company, each as a named executive officer;
•	each of the Company’s officers and directors; and
•	all of the Company’s officers and directors as a group.

Beneficial Owner(1)	Number of Shares Beneficially Owned	Percent of Class
Nicholas S. Schorsch(2)	115,800
William M. Kahane(3)	155,800		*
Scott J. Bowman(4)	10,659		*
Timothy Salvemini	—	—
Patrick J. Goulding(5)	17,533		*
P. Sue Perrotty(6)	56,234		*
Abby M. Wenzel(7)	56,352		*
Gov. Edward G. Rendell(8)	56,539		*
All directors and executive officers as a group (six persons)	335,584		*

(1)	The business address of each individual or entity listed in the table is 405 Park Avenue — 14th Floor, New York, New York 10022.
(2)	Mr. Schorsch served as the Company’s chief executive officer until October 2014, and as executive chairman of the Company until February 2015. The shares beneficially owned by Mr. Schorsch represent shares wholly owned and controlled, directly or indirectly, by our Sponsor and AR Capital, LLC. Mr. Schorsch has shared control of our Sponsor and AR Capital, LLC and thereby has shared voting and investment power over shares wholly owned and controlled by each.
(3)	The shares beneficially owned by Mr. Kahane represent shares wholly owned and controlled, directly or indirectly, by our Sponsor and AR Capital, LLC. Mr. Kahane has shared control of our Sponsor and AR Capital, LLC and thereby has shared voting and investment power over shares wholly owned and controlled by each. Includes 40,000 unvested restricted shares held by Mr. Kahane which vest over a five-year period following the grant date in increments of 20% per annum.
(4)	All restricted shares previously held by Mr. Bowman vested upon his joining the Company’s management team in October 2014.
(5)	Mr. Goulding served as the Company’s former chief financial officer, treasurer and secretary until November 2015. Represents shares previously held by AR Capital, LLC.
(6)	Includes 53,234 unvested restricted shares held by Ms. Perrotty, of which 40,000 vest over a five-year period and 13,234 vest over a three-year period following the grant date in increments of 20% per annum.
(7)	Includes 47,352 unvested restricted shares held by Ms. Wenzel, of which 40,000 vest over a five-year period and 7,352 vest over a three-year period following the grant date in increments of 20% per annum.
(8)	Includes 47,352 unvested restricted shares held by Gov. Rendell, of which 40,000 vest over a five-year period and 7,352 vest over a three-year period following the grant date in increments of 20% per annum.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Scott J. Bowman, our chief executive officer and president, also is the chief executive officer and president of our Advisor and our Property Manager. Timothy Salvemini, our chief financial officer, treasurer and secretary, is also the chief financial officer, treasurer and secretary of our Advisor and our Property Manager.

Our Advisor is owned and controlled by our Sponsor, which is wholly owned by AR Global. Nicholas S. Schorsch, our former chief executive officer and executive chairman of the Board, and William M. Kahane, our former executive chairman of the Board, chief operating officer, treasurer and secretary, have shared control of AR Global. AR Global indirectly owns 90% of the membership interests in our Advisor and Mr. Bowman, our chief executive officer and president, directly owns the other 10% of the membership interests in our Advisor.

Realty Capital Securities, LLC (the “Former Dealer Manager”), RCS Advisory Services, LLC (“RCS Advisory”), American National Stock Transfer, LLC (“ANST”) and SK Research, LLC (“SK Research”) are subsidiaries of RCAP. Until transactions entered into in connection with filing for Chapter 11 bankruptcy in January 2016, Mr. Schorsch and Mr. Kahane also had shared control of RCAP. Prior to or in connection with this bankruptcy, all arrangements between either us or AR Global and its affiliates, on the one hand, and subsidiaries of RCAP, on the other hand, were terminated.

Advisor

Concurrently with the Listing, we entered into the Fourth Amended and Restated Advisory Agreement (the “Advisory Agreement”) with our Advisor, which requires us to pay a base management fee (the “Base Management Fee”) of $18.0 million per annum, payable in cash monthly in advance, a variable fee (the “Incentive Compensation”) equal to 1.25% of net proceeds raised from additional equity issuances, including issuances of OP Units, and an incentive fee, payable 50% in cash and 50% in shares of common stock, equal to 15% of our Core AFFO (as defined in the Advisory Agreement) in excess of $0.78 per share plus 10% of our Core AFFO in excess of $1.02 per share. The $0.78 and $1.02 incentive hurdles are subject to annual increases of 1% to 3%. The Base Management Fee and the Incentive Compensation are each subject to an annual adjustment.

We reimburse the Advisor or its affiliates for expenses of the Advisor and its affiliates incurred on behalf of us, except for those expenses that are specifically the responsibility of the Advisor under the Advisory Agreement.

The Advisory Agreement has an initial term of 20 years with automatic renewals for consecutive 5-year terms, unless terminated in accordance with the terms of the Advisory Agreement with payment of a termination fee of up to 2.5 times the compensation paid to the Advisor in the previous year, plus expenses.

During the year ended December 31, 2015, pursuant to the Advisory Agreement we paid to our Advisor Base Management Fees of $18.0 million and Incentive Compensation of $2.0 million.

Multi-Year Outperformance Agreement

In connection with the Listing, we entered into the Multi-Year Outperformance Agreement (the “OPP”) with Global Net Lease Operating Partnership, L.P. (the “OP”) and our Advisor. Under the OPP, our Advisor was issued 9,041,801 long term incentive plan (“LTIP Units”) in the OP with a maximum award value on the issuance date equal to 5.00% of the Company’s market capitalization (the “OPP Cap”). The LTIP Units are structured as profits interests in the OP.

The Advisor will be eligible to earn a number of LTIP Units with a value equal to a portion of the OPP Cap upon the first, second and third anniversaries of the Effective Date, which is the listing date, June 2, 2015, based on the Company’s achievement of certain levels of total return to its stockholders (“Total Return”), including both share price appreciation and Common Stock dividends, as measured against a peer group of companies, as set forth below, for the three-year performance period commencing on the Effective Date (the “Three-Year Period”); each 12-month period during the Three-Year Period (the “One-Year Periods”); and the initial 24-month period of the Three-Year Period (the “Two-Year Period”), as follows:

	Performance Period	Annual Period	Interim Period
Absolute Component: 4% of any excess Total Return attained above an absolute hurdle measured from the beginning of such period:	21%	7%	14%
Relative Component: 4% of any excess Total Return attained above the Total Return for the performance period of the Peer Group*, subject to a ratable sliding scale factor as follows based on achievement of cumulative Total Return measured from the beginning of such period:

• 100% will be earned if cumulative Total Return achieved is at least:	18%	6%	12%
• 50% will be earned if cumulative Total Return achieved is:	—%	—%	—%
• 0% will be earned if cumulative Total Return achieved is less than:	—%	—%	—%
• a percentage from 50% to 100% calculated by linear interpolation will be earned if the cumulative Total Return achieved is between:	0% – 18%	0% – 6%	0% – 12%

*	The “Peer Group” is comprised of Gramercy Property Trust Inc., Lexington Realty Trust, Select Income REIT, and W.P. Carey Inc.

The potential outperformance award is calculated at the end of each One-Year Period, the Two-Year Period and the Three-Year Period. The award earned for the Three-Year Period is based on the formula in the table above less any awards earned for the Two-Year Period and One-Year Periods, but not less than zero; the award earned for the Two-Year Period is based on the formula in the table above less any award earned for the first and second One-Year Period, but not less than zero. Any LTIP Units that are unearned at the end of the Performance Period will be forfeited.

Subject to the Advisor’s continued service through each vesting date, one third of any earned LTIP Units will vest on each of the third, fourth and fifth anniversaries of the Effective Date. Any earned and vested LTIP Units may be converted into OP Units in accordance with the terms and conditions of the limited partnership agreement of the OP. The OPP provides for early calculation of LTIP Units earned and for the accelerated vesting of any earned LTIP Units in the event Advisor is terminated or in the event the Company incurs a change in control, in either case prior to the end of the Three-Year Period.

On February 25, 2016, the OPP was amended and restated to reflect the merger of two of the companies in the peer group.

Listing Note

Concurrent with the Listing, we, as the general partner of the OP, caused the OP, subject to the terms of the Second Amended and Restated Agreement of Limited Partnership, to evidence the OP's obligation to distribute certain amounts to the Special Limited Partner through the issuance of a note by the OP (the “Listing Note”). The amount of the Listing Note was determined, in part, based on the average market value of our outstanding shares of Common Stock for the period of 30 consecutive trading days, commencing on the 180th calendar day following the Listing. The principal amount of the Listing Note was determined to be zero dollars as of December 31, 2015. The Listing Note measurement period ended on January 23, 2016 and no amounts were payable pursuant to its terms.

Former Arrangements

The predecessor to AR Global was a party to a services agreement with RCS Advisory pursuant to which RCS Advisory and its affiliates provided us and certain other companies currently sponsored by AR Global with services (including, without limitation, transaction management, compliance, due diligence, event coordination and marketing services, among others) on a time and expenses incurred basis or at a flat rate based on services performed. The predecessor to AR Global instructed RCS Advisory to stop providing such services in November 2015 and no services have since been provided by RCS Advisory.

On December 31, 2014, we entered into an agreement with RCS Capital, the investment banking and capital markets division of the Former Dealer Manager, for strategic and financial advice and assistance in connection with (i) a possible sale transaction involving the Company, (ii) the possible listing of the Company’s securities on a national securities exchange, and (iii) a possible acquisition transaction involving the Company. The Company also retained Barclays Capital Inc. as a strategic advisor. Both RCS Capital and Barclays Capital Inc. were each entitled to receive a transaction fee equal to 0.23% of the transaction value in connection with a possible sale transaction, listing or acquisition, if any. In connection with Listing, we incurred approximately $18.7 million of listing related fees during the year ended December 31, 2015 of which $6.0 million was paid to RCS Capital and $6.1 million to Barclays Capital Inc., including out of pocket expense in connection with these agreements. In addition, we incurred and paid to RCS Capital $2.5 million for personnel and support services in connection with the Listing. We also incurred $0.6 million of transfer agent fees to ANST in relation to the Listing.

We were party to a transfer agency agreement with ANST, pursuant to which ANST provided us with transfer agency services (including broker and stockholder servicing, transaction processing, year-end Internal Revenue Service (“IRS”) reporting and other services), and supervisory services overseeing the transfer agency services performed by a third-party transfer agent. AR Global received written notice from ANST on February 10, 2016 that it would wind down operations by the end of the month and would withdraw as the transfer agent effective February 29, 2016. On February 26, 2016, the Company entered into a definitive agreement with DST Systems, Inc., its previous provider of sub-transfer agency services, to provide the Company directly with transfer agency services (including broker and stockholder servicing, transaction processing, year-end IRS reporting and other services).

Property Manager

Pursuant to a property management agreement with our Property Manager, we pay our Property Manager certain fees, distributions and expense reimbursements, including an oversight fee equal to 1.0% of the gross revenues of the property managed, for services in overseeing property management and leasing services provided by any person or entity that is not an affiliate of our Property Manager. Solely with respect to our investment activities in Europe, our Service Provider or other entity providing property management services with respect to such investments is paid: (i) with respect to single-tenant net leased properties which are not part of a shopping center, 2.0% of the gross revenues from such properties and (ii) with respect to all other types of properties, 4.0% of the gross revenues from such properties. The Property Manager receives 0.25% of the gross revenues from European single-tenant net leased properties which are not part of a shopping center and 0.5% of the gross revenues from all other types of properties, reflecting a 50% split of the oversight fee with the Service Provider or an affiliated entity providing European property management services. Such fees are deducted from fees payable to the Advisor, pursuant to the service provider agreement.

Investment Allocation Agreements

We have entered into an investment opportunity allocation agreement (the “AFIN Allocation Agreement”) with AFIN and Global II. Pursuant to the AFIN Allocation Agreement, each opportunity to acquire one or more domestic office or industrial properties will be presented first to us and Global II, and each opportunity to acquire one or more domestic retail or distribution properties will be presented first to AFIN, and will be presented to us and Global II only after AFIN has determined not to acquire the property.

We have entered into an investment opportunity allocation agreement (the “Global II Allocation Agreement”) with Global II. Pursuant to the Global II Allocation Agreement, each opportunity to acquire one or more office or industrial properties will be presented to each of us and Global II. If both we and Global II determine to pursue such opportunity, it must first be offered to us until such time as we have substantially completed our acquisitions. To the extent that we determine not to pursue an office or industrial property acquisition, such opportunity is made available to Global II. Notwithstanding the foregoing, any priority to proposed office or industrial property acquisitions will be lifted in cases in which a proposed office or industrial property acquisition would overly concentrate us or Global II in a particular industry or tenant.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and officers, and certain former directors and officers, providing for indemnification of such directors and officers consistent with the provisions of our charter. No amounts have been paid by us to these individuals pursuant to the indemnification agreement through April 29, 2016.

Affiliated Transaction Best Practices Policy

All of the members of the Board voted to approve our affiliated transaction best practices policy, pursuant to which we may not enter into any co-investments or any other business transaction with, or provide funding or make loans to, directly or indirectly, any investment program or other entity sponsored by the AR Global group of companies or otherwise controlled or sponsored, or in which ownership (other than certain minority interests) is held, directly or indirectly, by any of the individuals who share control of the AR Global group of companies, that is a non-traded REIT or private investment vehicle in which ownership interests are offered through securities broker-dealers in a public or private offering, except that we may enter into a joint investment with a Delaware statutory trust (a “DST”) or a group of unaffiliated tenant in common owners (“TICs”) in connection with a private retail securities offering by a DST or to TICs, provided that such investments are in the form of pari passu equity investments, are fully and promptly disclosed to our stockholders and will be fully documented among the parties with all the rights, duties and obligations assumed by the parties as are normally attendant to such an equity investment, and that we retain a controlling interest in the underlying investment, the transaction is approved by the independent directors of the Board after due and documented deliberation, including deliberation of any conflicts of interest, and such co-investment is deemed fair, both financially and otherwise. In the case of such co-investment, the Advisor will be permitted to charge fees at no more than the rate corresponding to our percentage co-investment and in line with the fees ordinarily attendant to such transaction. At any one time, our investment in such co-investments will not exceed 10% of the value of our portfolio.

Certain Conflict Resolution Procedures

Every transaction that we enter into with our Advisor or its affiliates is subject to an inherent conflict of interest. Our Board of Directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and our Advisor or any of its affiliates.

In August 2015, we established a conflicts committee. Prior to establishing the conflicts committee, the independent directors reviewed the material transactions between the Sponsor, the Advisor and their respective affiliates, on the one hand, and us, on the other hand. Either the independent directors or the conflicts committee has determined that all our transactions and relationships with our Sponsor, Advisor and their respective affiliates during the year ended December 31, 2015 were fair and were approved in accordance with the applicable Company policies. See “Proposal No. 1 — Election Of Directors — Oversight of Conflicts of Interest.”

In order to reduce or eliminate certain potential conflicts of interest, the current Company’s charter contains a number of restrictions or we have adopted policies relating to: (1) transactions we enter into with our Sponsor, our directors, our officers, our Advisor and its affiliates, and certain of our stockholders, (2) certain future offerings, and (3) allocation of investment opportunities among investment programs sponsored directly or indirectly by the parent of our Sponsor. Some of these restrictions are set forth below:

•	We will not purchase or lease properties in which our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders has an interest without a determination by a majority of the directors, including a majority of the independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders unless a majority of the directors, including a majority of the independent directors, not otherwise interested in the transaction determines that the transaction is fair and reasonable to us.
•	We will not make any loans to our Sponsor, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders, except that we may make or invest in mortgage, bridge or mezzanine loans involving our Sponsor, our Advisor, our directors, our officers, their respective affiliates or certain of our stockholders if an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved as fair and reasonable to us and on terms no less favorable to us than those available from third parties. In addition, our Advisor, any of our directors, any of our officers, any of their respective affiliates or certain of our stockholders will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of the directors not otherwise interested in the transaction, including a majority of the independent directors, as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
•	Our Advisor and its affiliates will be entitled to reimbursement, at cost, for actual expenses incurred by them on behalf of us or joint ventures in which we are a joint venture partner; provided, however, that our Advisor must reimburse us for the amount, if any, by which our total operating expenses paid during the previous year exceeded the greater of: (i) 2% of our average invested assets for that year; and (ii) 25% of our net income, before any additions to reserves for depreciation, bad debts or other similar non-cash reserves and before any gain from the sale of our assets, for that year.
•	Before our Advisor may take advantage of an investment opportunity for its own account or recommend it to others our Advisor is obligated to present such opportunity to us if (a) such opportunity is compatible with our investment objectives and policies, (b) such opportunity is of a character which could be taken by us, and (c) we have the financial resources to take advantage of such opportunity.
•	If an investment opportunity becomes available that is suitable, under all of the factors considered by our Advisor, for both us and one or more other entities affiliated with our Advisor and for which more than one of such entities has sufficient uninvested funds, then the entity that has had the longest period of time elapse since it was offered an investment opportunity will first be offered such investment opportunity. It will be the duty of our Board of Directors, including the independent directors, to insure that this method is applied fairly to us. In determining whether or not an investment opportunity is suitable for more than one program, our Advisor, subject to approval by our Board of Directors, shall examine, among others, the following factors:
•	the anticipated cash flow of the property to be acquired and the cash requirements and anticipated cash flow of each program;
•	the effect of the acquisition both on diversification of each program’s investments by type of property, geographic area and tenant concentration;
•	the policy of each program relating to leverage of properties;
•	the income tax effects of the purchase to each program;
•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.
•	If a subsequent development, such as a delay in the closing of such investment or a delay in the construction of a property, causes any such investment, in the opinion of our Board of Directors and our Advisor, to be more appropriate for a program other than the program that committed to make the investment, our Advisor may determine that another program affiliated with our Advisor or its affiliates will make the investment. Our Board of Directors has a duty to ensure that the method used by our Advisor for the allocation of the acquisition of investments by two or more affiliated programs seeking to acquire similar types of assets is applied fairly to us.
•	We will not accept goods or services from our Advisor or its affiliates or enter into any other transaction with our Advisor or its affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities during the year ended December 31, 2015. The report is not deemed to be “soliciting material” or “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into any such filing.

To the Directors of Global Net Lease, Inc.:

We have reviewed and discussed with management Global Net Lease, Inc.’s audited financial statements as of and for the year ended December 31, 2015.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 16, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in Global Net Lease, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2015.

Audit Committee
P. Sue Perrotty (Chair)
Abby M. Wenzel
Gov. Edward G. Rendell

PROPOSAL NO. 2 —
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The audit committee of the Board of Directors has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for 2016. Grant Thornton LLP (“Grant Thornton”), an independent registered public accounting firm, had audited our consolidated financial statements from July 13, 2011 (date of inception) through the year ended December 31, 2013. On January 13, 2015, pursuant to approval of the Company’s audit committee, we dismissed Grant Thornton and engaged PwC to audit our consolidated financial statements for the year ended December 31, 2014. Our dismissal of Grant Thornton was not the result of any disagreements with Grant Thornton and there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K. PwC reports directly to our audit committee.

Although ratification by stockholders is not required by law or by our bylaws, the audit committee believes that submission of its selection to stockholders is a matter of good corporate governance. Even if the appointment is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment of PwC, the audit committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of independent registered public accounting firm.

A representative of PwC will attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

Aggregate fees for professional services rendered by PwC for and during the years ended December 31, 2015 and December 31, 2014 were as follows:

Audit Fees

PwC’s audit fees for the audit of the Company’s financial statements as of December 31, 2015 and for the period from January 1, 2015 to December 31, 2015 were $1.3 million. PwC’s audit fees for the audit of the Company’s financial statements as of December 31, 2014 and for the period January 1, 2014 to December 31, 2014 were $0.7 million.

Audit Related Fees

There were no audit related fees for the years ended December 31, 2015 and December 31, 2014.

Tax Fees

There were no tax fees billed for the years ended December 31, 2015 and December 31, 2014.

All Other Fees

There were no other fees billed for the years ended December 31, 2015 and December 31, 2014.

Pre-Approval Policies and Procedures

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the related requirements of the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants. All services rendered by Grant Thornton and PwC were pre-approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PWC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who beneficially own more than 10% of the Common Stock of the Company to file initial reports of ownership of such securities and reports of changes in ownership of such securities with the SEC. Such officers, directors and 10% stockholders of the Company are also required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by it with respect to the year ended December 31, 2015, all reports were filed on a timely basis.

CODE OF ETHICS

The Board of Directors adopted a Code of Business Conduct and Ethics effective on February 17, 2016 (the “Code of Ethics”), which is applicable to the directors, officers and employees of the Company and its subsidiaries and affiliates. The Code of Ethics covers topics including, but not limited to, conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations.

The Code of Ethics is available on the Company’s website at www.globalnetlease.com by clicking on “Investor Relations — Corporate Governance — Code of Business Conduct and Ethics.” You may also obtain a copy of the Code of Ethics by writing to our secretary at: Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, New York 10022, Attention: Timothy Salvemini. A waiver of the Code of Ethics for our chief executive officer may be made only by the Board of Directors or the appropriate committee of the Board of Directors and will be promptly disclosed to the extent required by law. A waiver of the Code of Ethics for all other employees may be made only by our chief executive officer, chief operating officer or general counsel and shall be discussed with the Board of Directors or a committee of the Board of Directors as appropriate.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2016 ANNUAL MEETING

Our Board of Directors does not intend to present for consideration at the Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for consideration at the meeting, the persons named in the proxy will vote thereon pursuant to the discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement

Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the Company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2017 annual meeting of stockholders, the proposal must be received at our principal executive offices during the period beginning on November 30, 2016 and ending at 5:00 p.m., Eastern Time, on December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings

For any proposal that is not submitted for inclusion in our proxy material for the Annual Meeting but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our bylaws, for a stockholder proposal to be properly submitted for presentation at our 2017 annual meeting of stockholders, our secretary must have received written notice of the proposal at our principal executive offices during the period beginning on November 30, 2016 and ending at 5:00 p.m., Eastern Time, on December 30, 2016. Any proposal received after the applicable time in the previous sentence will be considered untimely. Additionally, a stockholder proposal must contain information specified in our bylaws.

All nominations must also comply with the Company’s Charter. All proposals should be sent via registered, certified or express mail to our secretary at our principal executive offices at: Global Net Lease, Inc., 405 Park Avenue, 14th Floor, New York, NY 10022, Attention: Timothy Salvemini (telephone: (212) 415-6500).

By Order of the Board of Directors,

/s/ Timothy Salvemini

Timothy Salvemini
Chief Financial Officer, Treasurer and Secretary

GLOBAL NET LEASE, INC.
405 PARK AVE., 14TH FLOOR
NEW YORK, NY 10022

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GLOBAL NET LEASE, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. William M. Kahane	☐	☐	☐
1b. P. Sue Perrotty	☐	☐	☐
1c. Edward G. Rendell	☐	☐	☐
1d. Abby M. Wenzel	☐	☐	☐
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered accounting firm for 2016.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com/GNL.

E09800-P79601

GLOBAL NET LEASE, INC.
Annual Meeting of Stockholders
June 28, 2016 9:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of Global Net Lease Inc. (the "Company"), hereby appoints Timothy Salvemini and James A. Tanaka, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Company to be held at The Core Club, located at 66 E. 55th Street, New York, New York on June 28, 2016, commencing at 9:00 a.m., local time, and any and all adjournments and postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast, and otherwise to represent the undersigned, at such Annual Meeting and all adjournments and postponements thereof, with all power possessed by the undersigned as if personally present and to vote in his discretion on such matters as may properly come before the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the accompanying proxy statement, which is hereby incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

When this proxy is properly executed, the votes entitled to be cast by the undersigned stockholder will be cast in the manner directed on the reverse side. If no direction is made, the votes entitled to be cast by the undersigned stockholder will be cast "FOR" the Proposals. The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter, including a motion to adjourn or postpone the Annual Meeting to another time or place for the purpose of soliciting additional proxies that may properly come before the Annual Meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other matters to be presented at the Annual Meeting.

Continued and to be signed on reverse side